EXHIBIT 99.1

MiNK Therapeutics Reports Corporate Update and Second Quarter 2022 Financial Results

  Novel stromal-CAR-iNKT shows activity in solid tumors; FIH planned for 2023

  Clinical presentation of AgenT-797 in solid tumors, myeloma, and ARDS planned for 2H2022

  Under the leadership team of Dr. Joy Zhou, completed internal cGMP production of AgenT-797 with expansion capacity to treat >700,000 patients/year

  AgenT-797 for the treatment of infections and viral ARDS identified as selectable for funding by DARPA; contract negotiations underway

NEW YORK, Aug. 09, 2022 (GLOBE NEWSWIRE) -- MiNK Therapeutics, Inc., a clinical-stage biopharmaceutical company pioneering the discovery, development, and commercialization of allogeneic, off-the-shelf, invariant natural killer T (iNKT) cell therapies to treat cancer and other immune-mediated diseases, today reported financial results for the second quarter 2022 and provided a corporate update.

“We are on track to present clinical data updates from our lead program, AgenT-797, an allo-iNKT cell therapy, administered alone and in combination with KEYTRUDA® or OPDIVO® this year1,” said Dr. Jennifer Buell, President and Chief Executive Officer of MiNK. “We are also excited to present data on our novel pipeline of CAR-iNKTs, including a differentiated, stromal-CAR-iNKT program in solid tumors and a novel armored BCMA-CAR-iNKT designed to be delivered without toxic lymphodepletion; all enabled by our fully internalized cGMP manufacturing and our star team.”

1KEYTRUDA® (pembrolizumab) is a registered trademark of Merck and OPDIVO® (nivolumab) is a registered trademark of Bristol Myers Squibb

Business Progress:

  Enrollment advancing in clinical trials of AgenT-797 alone or in combo with FDA-approved PD-1 (KEYTRUDA or OPDIVO) in solid tumors and multiple myeloma. Encouraging signs of safety and clinical activity at doses from 10x106 to 100x106 cells. No evidence of cytokine release syndrome or neurotoxicity. Early observations of disease modulation metastatic liver lesions in a patient with refractory rectal cancer and highly refractory multiple myeloma. Expansion plans in solid tumor cancers where auto-iNKTs have shown benefit, including but not limited to tumors of the lung, liver, bladder, and kidney are underway.

  Successful completion of in-house cGMP production of allogeneic iNKTs. Under the leadership team of Dr. Joy Zhou, MiNK completed internal cGMP production of AgenT-797 with expansion capacity to treat >700,000 patients/year in a fully integrated semi-closed automated manufacturing process.
  AgenT-797 revealed early signals of clinical activity in viral ARDS with expanded clinical data updates planned for 2H2022. Early data support development opportunity in viral ARDS, an indication with no approved effective therapies. AgenT-797 has been identified as selectable for funding by DARPA, with contract negotiations underway.

  Expanded MiNK leadership team appointment Dr. Joy Zhou, as Vice President Head of CMC. Dr. Zhou oversees the company’s CMC operations, bringing over 20 years of biologics and cell therapy product development industry experience from discovery through commercialization and post-commercialization. Dr. Zhou has held various leadership positions at Pfizer, JNJ and Takeda including as the Head of Takeda Cell Therapy Product Development. She received her Ph.D. in Pharmaceutical Chemistry from the University of Kansas.

  IND enabling studies underway for next-generation iNKT programs including a differentiated pipeline of novel CAR-iNKTs and iNKT-engagers. Data presentations planned for a novel, differentiated, stromal-CAR-iNKT program in solid tumors and a novel armored BCMA-CAR-iNKT designed to be delivered without toxic lymphodepletion.

Near-term Milestones (2H22):

  Clinical data updates on AgenT-797 in solid tumors, myeloma, and viral ARDS planned for 2H2022.
  Plan to present data on a novel, differentiated, stromal-CAR-iNKT program in solid tumors and potential differentiation of a novel armored BCMA-CAR-iNKT designed to be delivered without toxic lymphodepletion.
  Expert on discovery and development of novel immune modulating therapies, CSO Dr. Marc Van Dijk, will speak on MiNK’s novel iNKT platform and engineering capabilities at the CAR-Summit in Boston on September 19th.

Fourth Quarter and Full Year 2021 Financial Results

We ended the second quarter 2022 with a cash balance of $29.8 million as compared to $38.9 million at December 31, 2021.

Cash used in operations for the six-months and second quarter ended June 30, 2022, was $8.8 million, and $4.6 million respectively, compared to $7.6 million and $3.4 million for the same periods in 2021.

Net loss for the quarter ended June 30, 2022, was $6.1 million or $0.18 per share, compared to a net loss for the same period of 2021 of $6.3 million or $0.26 per share. Net loss for the six months ended June 30, 2022, was $13.9 million, or $0.41 per share compared to $10.2 million and $0.42 per share for the six months ended June 30, 2021.

Summary Consolidated Financial Information

Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

	June 30, 2022	December 31, 2021

Cash and cash equivalents	$29,847	$38,889
Total assets	31,117	40,242
Total stockholders' equity	13,690	23,776

Other Financial Information
(in thousands)
(unaudited)
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

Cash used in operations	$4,626	$3,420	$8,822	$7,629
Non-cash expenses	$829	$2,390	1,642	2,748

Condensed Consolidated Statements of Operations Data
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

Operating expenses:
Research and development	5,876	3,585	11,153	6,682
General and administrative	1,822	868	3,919	1,463
Change in fair value of convertible affiliated note (non-cash)	-	1,160	-	475

Operating loss	7,698	5,613	15,072	8,620

Other expense (income), net	(1,585)	722	(1,182)	1,561

Net loss	$6,113	$6,335	$13,890	$10,181

Per common share data, basic and diluted:
Net loss	$(0.18)	$(0.26)	$(0.41)	$(0.42)
Weighted average number of common shares outstanding, basic and diluted	33,619	24,177	33,562	24,177

Conference Call:

Tuesday August 9th, 11:00 AM ET
Dial-in numbers: (646) 307-1963 (US-NY) or (800) 715-9871 (US & CA)
Event ID: 1395557

Webcast:

A webcast and replay of the conference call will be accessible from the Events & Presentations page of the Company’s website at https://investor.minktherapeutics.com/events-and-presentations and via https://edge.media-server.com/mmc/p/gcf72sva

About MiNK Therapeutics

MiNK Therapeutics is a clinical-stage biopharmaceutical company pioneering the discovery, development, and commercialization of allogeneic invariant natural killer T (iNKT) cell therapies to treat cancer and other immune-mediated diseases. MiNK is advancing a pipeline of both native and next-generation engineered iNKT programs, with a platform designed to facilitate scalable and reproducible manufacturing for off-the-shelf delivery. The company is headquartered in New York, NY. For more information, please visit https://minktherapeutics.com/.

Forward-Looking Statements

This release contains forward-looking statements. You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and include statements that they do not relate strictly to historical or current facts. In particular, these statements relate to, among other things, the mechanism of action, efficacy and safety of our iNKT technology, business strategy, our research and development plans, our product development efforts, funding and partnering opportunities including government funding opportunities, future operating plans, results, objectives, expectations, and intentions. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. Therefore, we caution investors such statements need to be evaluated in light of all the information contained in our filings with the SEC on our Annual Report on Form 10-K, among others. Furthermore, the statements speak only as of the date of this document, and we undertake no obligation to update or revise these statements, except as required by law.